As filed with the Securities and Exchange Commission on November 28, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S–3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROCKWELL AUTOMATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	25-1797617
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1201 South Second Street
Milwaukee, Wisconsin 53204
(414) 382-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DOUGLAS M. HAGERMAN, ESQ.
Senior Vice President, General Counsel and Secretary
Rockwell Automation, Inc.
1201 South Second Street
Milwaukee, Wisconsin 53204
(414) 382-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
MARC A. ALPERT, ESQ.
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
(212) 408-5100

        Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee (1)

Debt Securities	—

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is excluding this information in reliance on Rule 456(b) and Rule 457(r).

Prospectus

Rockwell Automation, Inc.

Debt Securities

        We may offer from time to time, in one or more offerings, debt securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplements carefully before you invest.

        We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

         Investing in these securities involves certain risks. See “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2007, which is incorporated by reference in this prospectus, for a discussion of the factors you should carefully consider before you decide to purchase these securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

November 28, 2007

TABLE OF CONTENTS

Prospectus

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ABOUT THIS PROSPECTUS

        This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the debt securities described in this prospectus.

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference”.

        You should rely only on the information contained in or incorporated by reference in this prospectus and in any applicable prospectus supplement. In the event the information set forth in a prospectus supplement differs in any way from the information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document. Our business, financial condition, results of operations and prospects may have changed since that date.

        References in this prospectus to “Rockwell”, “we”, “us” and “our” are to Rockwell Automation, Inc.

THE COMPANY

        We are a leading global provider of industrial automation power, control and information solutions that help manufacturers achieve a competitive advantage in their businesses. We were incorporated in Delaware in 1996 in connection with a tax-free reorganization completed on December 6, 1996, pursuant to which we divested our former aerospace and defense business to The Boeing Company. In the reorganization, the former Rockwell International Corporation (“RIC”) contributed all of its businesses, other than the aerospace and defense business, to us and distributed all of our capital stock to RIC’s shareowners. Boeing then acquired RIC. RIC was incorporated in 1928.

        Our principal executive offices are located at 1201 South Second Street, Milwaukee, Wisconsin 53204, and our telephone number at that location is (414) 382-2000.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information, including the registration statement of which this prospectus is a part and exhibits to the registration statement, with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at http://www.rockwellautomation.com. The information contained on and linked from our Internet site is not incorporated by reference into this prospectus.

        You may also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. Any information so updated or superseded will not constitute a part of this prospectus, except as so updated or superseded. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

•	Our Annual Report on Form 10-K for the year ended September 30, 2007;

•	Our Current Reports on Form 8-K dated October 16, 2007 and November 15, 2007; and

•	All information in our proxy statement filed with the SEC on December 20, 2006 to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended September 30, 2006.

        Notwithstanding the foregoing, we are not incorporating any document or information furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents incorporated by reference into this prospectus (not including exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents) at no cost to you by writing or telephoning us at the following address:

Rockwell Automation, Inc.
1201 South Second Street
Milwaukee, Wisconsin 53204
Attention: Office of the Secretary
(414) 382-8499

FORWARD-LOOKING STATEMENTS

        This prospectus, prospectus supplements and the documents incorporated by reference into this prospectus contain statements (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “believe”, “estimate”, “project”, “plan”, “expect”, “anticipate”, “will”, “intend” and other similar expressions may identify forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, many of which are beyond our control, including but not limited to:

•	economic and political changes in global markets where we compete, such as currency exchange rates, inflation rates, interest rates, recession, policies of foreign governments and other external factors we cannot control, and U.S. and local laws affecting our activities abroad and compliance therewith;

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•	successful development of advanced technologies and demand for and market acceptance of new and existing products;

•	general global and regional economic, business or industry conditions, including levels of capital spending in industrial markets;

•	the availability, effectiveness and security of our information technology systems;

•	competitive product and pricing pressures;

•	disruption of our operations due to natural disasters, acts of war, strikes, terrorism, or other causes;

•	intellectual property infringement claims by others and the ability to protect our intellectual property;

•	our ability to successfully address claims by taxing authorities in the various jurisdictions where we do business;

•	our ability to attract and retain qualified personnel;

•	the uncertainties of litigation;

•	disruption of our North American distribution channel;

•	the availability and price of components and materials;

•	successful execution of our cost productivity and our globalization initiatives;

•	our ability to execute strategic actions, including acquisitions and integration of acquired businesses; and

•	other risks and uncertainties, including but not limited to those detailed from time to time in our SEC filings.

        These forward-looking statements reflect our beliefs as of the date of filing this prospectus. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

        The following tables sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Fiscal Year Ended September 30,

	2007	2006	2005	2004	2003

Ratio of earnings to fixed charges(1)	7.8	8.0	8.2	5.7	4.0

(1)	In computing the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes and cumulative effect of accounting change, adjusted for minority interest in income or loss of subsidiaries, undistributed earnings of affiliates, and fixed charges exclusive of capitalized interest. Fixed charges consist of interest on borrowings and that portion of rentals deemed representative of the interest factor.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, we anticipate that the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, investments, additions to working capital, share repurchases, capital expenditures and advances to or investments in our subsidiaries. Net proceeds may be temporarily invested before use.

DESCRIPTION OF DEBT SECURITIES

        The debt securities offered by this prospectus will be issued under an indenture dated as of December 1, 1996 between us and The Bank of New York Trust Company, N.A. (successor to Mellon Bank, N.A.), as trustee. We have summarized certain provisions of the indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. In addition to the December 1, 1996 indenture described below, we may issue debt securities pursuant to another indenture or indentures to be entered into after the date of this prospectus. If we elect to issue debt securities under another indenture, we will file a copy of that indenture as an exhibit to the registration statement of which this prospectus is a part.

        When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        You should carefully read the summary below, the applicable prospectus supplements and the provisions of the indenture that may be important to you.

General

        The indenture does not limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time in one or more series. Under the indenture, we may issue debt securities with terms different from those of debt securities that we have previously issued. We may issue additional amounts of a series of debt securities without the consent of the holders of that series. The different series of debt securities issued under the indenture may have different dates for payments, different rates of interest and be denominated in different currencies.

        The applicable prospectus supplement will describe the terms of any series of debt securities being offered, including the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of debt securities of a series;

•	if other than U.S. dollars, the currency or currencies in which the debt securities are denominated or payable and the manner for determining the equivalent amount in U.S. dollars;

•	the date or dates on which the principal of (and premium, if any, on) the debt securities will be payable, or the method used to determine or extend those dates;

•	any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing, and the basis for calculating interest if other than a 360-day year of twelve 30-day months;

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•	the place or places where payments on the debt securities will be payable, where the debt securities may be delivered for registration of transfer or exchange and where notices and demands may be served or published;

•	any provisions for redemption of the debt securities at our option;

•	any provisions that would obligate us to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

•	the denominations in which we will issue the debt securities, if other than $1,000 or any integral multiple thereof in the case of registered securities and $10,000 or any integral multiple thereof in the case of bearer securities;

•	the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the principal amount;

•	whether we will issue the debt securities as registered securities, bearer securities or both, with or without coupons or both, and other terms with respect to bearer securities;

•	whether we will issue the debt securities in the form of global securities, the depositary for global securities and provisions for exchanging debt securities;

•	whether we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay those additional amounts;

•	any provision that would determine payments on the debt securities by reference to an index;

•	the person to whom we will pay any interest on the debt securities, if other than the person in whose name the debt securities are registered on the regular record date;

•	any events of default or covenants in addition to those in the indenture;

•	the application of any defeasance provisions to the debt securities;

•	the designation of the initial exchange rate agent, if applicable;

•	the identity of the trustee, authenticating agent, security registrar and/or paying agent, if other than the trustee;

•	any interest rate reset and extension provisions applicable to the debt securities; and

•	any other terms of the debt securities.

        We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special U.S. federal income tax considerations or other special considerations applicable to debt securities we sell at an original issue discount, we will describe them in a prospectus supplement. In addition, we will describe in the prospectus supplement any special U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

        Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. The indenture does not limit other indebtedness or securities which we may incur or issue. The indenture does not contain financial or similar restrictions on us, except as described under “—Covenants”. Other than the protections which may otherwise be afforded holders of debt securities as a result of the operation of the covenants described under “—Covenants” below or as may be made applicable to the debt securities as described in the applicable prospectus supplement, there are no covenants or other provisions that may afford holders of debt securities protection if there is a leveraged buyout or other highly leveraged transaction involving us or any similar occurrence.

Form, Denominations, Registration, Transfer and Exchange

        We may issue debt securities of a series as registered securities, bearer securities or as both registered securities and bearer securities. Unless we indicate otherwise in the applicable prospectus supplement, we will issue registered securities denominated in U.S. dollars in multiples of $1,000 and bearer securities denominated in U.S. dollars in multiples of $10,000. The indenture provides that debt securities of a series may be issuable in global form. See “—Global Securities” below. Unless otherwise indicated in the applicable prospectus supplement, bearer securities (other than global securities) will have interest coupons attached.

        Registered securities of any series are exchangeable for other registered securities of the same series of any authorized denominations, of like aggregate principal amount, tenor and terms. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may request, subject to applicable laws and the terms of the indenture, that bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of the series be exchangeable into registered securities of the same series of any authorized denominations and of like aggregate principal amount, tenor and terms. Bearer securities surrendered in exchange for registered securities of the same series between the close of business on a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to the date for payment of interest, and interest will not be payable in respect of the registered security issued in exchange for the bearer security, but will be payable to the holder of the coupon when due in accordance with the terms of the indenture. Except as we specify in the applicable prospectus supplement, we will not otherwise issue bearer securities in exchange for registered securities.

        In connection with its original issuance, no bearer security may be delivered to any location in the United States and, unless otherwise specified in the applicable prospectus supplement, a bearer security may be delivered in connection with its original issuance only if the person entitled to receive the bearer security furnishes written certification in the form required by the indenture.

        Debt securities may be presented for exchange as provided above, and registered securities may be presented for registration of transfer (duly endorsed or accompanied by a satisfactory written instrument of transfer), at the office of the security registrar or at the office of any transfer agent we designate for that purpose with respect to that series of debt securities, without service charge and upon payment of any taxes and other governmental charges. If the prospectus supplement refers to any transfer agent (in addition to the security registrar) we initially designated with respect to any series of debt securities, we may at any time rescind the designation of the transfer agent or approve a change in the location through which the transfer agent (or security registrar) acts, except that, if debt securities of a series are issuable as registered securities, we will maintain a transfer agent in each place of payment for the series. In addition, if debt securities of a series are issuable as bearer securities, we will maintain (in addition to the security registrar) a transfer agent in a place of payment for the series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities.

        In the event of any redemption, we will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period of 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on:

–	if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption; and

–	if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

•	register the transfer of or exchange any registered security so selected for redemption in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

•	exchange any bearer security selected for redemption, provided that the bearer security may be exchanged for a registered security of like tenor and terms of that series if the registered security is simultaneously surrendered for redemption.

Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary that we identify in the prospectus supplement and registered in the name of the depositary or the depositary’s nominee. We may issue global securities in fully registered or bearer form and in either temporary or permanent form.

        We anticipate that the following provisions will generally apply to depository arrangements. We will describe in the prospectus supplement the specific terms of the depository arrangement with respect to a series of debt securities and whether all or any part of the debt securities will be issued in the form of one or more global securities.

        Unless and until it is exchanged in whole or in part for individual debt securities, a holder of a global security may not transfer it except as a whole between the depositary for the global security and the depositary’s nominee or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

        Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depositary (those persons with accounts with the depositary are referred to in this prospectus as participants). These accounts will be designated by the underwriters, dealers or agents with respect to the debt securities or us if we offer and sell the debt securities directly. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities of the series in definitive form and will not be considered the owners or holders of debt securities under the indenture.

        Payments on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. Neither we nor the trustee, any paying agent or the security registrar for the debt securities or any agent, underwriter or dealer through which the debt securities are offered or sold will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment in respect of a permanent global security representing any of the debt securities, immediately will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”. These payments will be the responsibility of the participants.

        If a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities of the series to participants in exchange for the global security representing the series of debt securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of the series represented by one or more global securities. In that event, we will issue individual debt securities of the series to participants in exchange for the global security or securities representing the series of debt securities.

Payment and Paying Agents

        Unless otherwise provided in the applicable prospectus supplement, the place of payment for a series of debt securities issuable solely as registered securities will be New York, New York and we have designated an office of the trustee for this purpose. At our option, we may pay interest on registered securities to the person entitled to the interest by:

•	check mailed to the address of the person that appears in the security register; or

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•	transfer to an account located in the United States maintained by the person that is specified in the security register.

        Unless otherwise provided in the applicable prospectus supplement, we will pay any installment of interest on registered securities to the person in whose name the registered security is registered at the close of business on the regular record date for the interest payment.

        We may from time to time designate additional offices or agencies for payment with respect to any debt securities, approve a change in the location of any of the offices or agencies and rescind the designation of any of the offices or agencies.

        Unless otherwise provided in the applicable prospectus supplement, we will make all payments on any debt security that is payable in a currency other than U.S. dollars in U.S. dollars if that currency:

•	ceases to be used both by the government of the country that issued the currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions;

•	is the ECU and ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	is any currency unit (or composite currency) other than the ECU and ceases to be used for the purposes for which it was established.

        All moneys deposited with the trustee or any paying agent or held for the payment on any debt security or any related coupon that remains unclaimed at the end of two years after the payment is due and payable will, at our request, be repaid to us, in which case the holder of the debt security or any related coupon will look only to us for that payment.

Covenants

Limitations on Liens.

        We and our restricted subsidiaries may not create, incur, assume or suffer to exist any secured debt without equally and ratably securing the outstanding debt securities. These restrictions will not apply to:

•	secured debt existing at December 31, 1996, the date of the indenture;

•	liens on property acquired or constructed after December 31, 1996 and created at the time of, or within twelve months after, the acquisition or the completion of the construction to secure all or any part of the purchase price of the property or the cost of the construction;

•	mortgages on property created within twelve months of completion of construction of a new plant or plants on the property to secure all or part of the cost of the construction;

•	liens on property existing at the time the property is acquired;

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•	liens on stock acquired after December 31, 1996 if the aggregate cost of all stock subject to those liens does not exceed 10% of our shareowners’ equity;

•	liens securing indebtedness of a successor corporation of ours to the extent the successor is permitted by the indenture;

•	liens securing indebtedness of a restricted subsidiary outstanding at the time it became a restricted subsidiary;

•	liens securing indebtedness of any person outstanding at the time it is merged with or substantially all its properties are acquired by us or any of our restricted subsidiaries;

•	liens on property or on the outstanding shares or indebtedness of a corporation existing at the time the corporation becomes a restricted subsidiary;

•	liens created, incurred or assumed in connection with an industrial revenue bond, pollution control bond or similar financing arrangement with any federal, state or municipal government or other governmental body or agency;

•	extensions, renewals or replacements of the foregoing permitted liens to the extent of the original amounts thereof;

•	liens in connection with government and certain other contracts;

•	certain liens in connection with taxes or legal proceedings;

•	certain other liens not related to the borrowing of money; and

•	liens in connection with sale and lease-back transactions as described under “—Limitations on Sale and Lease-Back”.

In addition, we and our restricted subsidiaries may have secured debt without equally and ratably securing the outstanding debt securities if the sum of:

•	the amount of the secured debt, plus

•	the aggregate value of sale and lease-back transactions (subject to certain exceptions) described under “—Limitations on Sale and Lease-Back”,

does not exceed 10% of our shareowners’ equity. Limitations on Sale and Lease-Back. We and our restricted subsidiaries may not enter into sale and lease-back transactions unless:

•	we or our restricted subsidiaries are entitled to incur secured debt equal to the amount realizable upon the sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the outstanding debt securities;

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•	an amount equal to the greater of net proceeds of the sale or fair value of the property sold as determined by our Board of Directors is applied within 180 days of the transaction:

–	to the retirement of consolidated funded debt or indebtedness of ours or any of our restricted subsidiaries that was funded debt at the time it was created; or

–	to the purchase of other principal property having a value at least equal to the greater of the amounts; or

•	the sale and lease-back transaction involved was an industrial revenue bond, pollution control bond or similar financing arrangement with any federal, state, municipal government or other governmental body or agency.

Certain Limitations on Mergers.

        We may not consolidate with or merge into any other corporation, or convey or transfer our properties and assets substantially as an entirety to any other person, unless:

•	the surviving entity formed by the consolidation or into which we merge or that acquires our properties and assets substantially as an entirety is a corporation organized and validly existing under the laws of the United States, or any state in the United States, and assumes our obligations under the indenture and the debt securities;

•	after giving effect to the transaction, no default or event of default will have occurred and be continuing under the indenture; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture comply with the indenture.

        If we consolidate with or merge into any other entity or we transfer our property and assets substantially as an entirety to any other entity, the successor entity will be substituted as obligor under the indenture and thereafter we will be relieved of all obligations and covenants under the indenture and the debt securities. The indenture also provides that if we consolidate with or merge into any other entity or we transfer our property and assets substantially as an entirety to any other entity, and as a result any principal property owned by us or a restricted subsidiary would become subject to any mortgage or lien not otherwise permitted by the indenture, we will prior to the transaction secure the debt securities, equitably and ratably with any of our other indebtedness then entitled to be so secured, by a direct lien on the principal and certain other properties.

Certain Definitions

        The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used for which no definition is provided

        “Funded debt” means:

•	indebtedness for money borrowed having a maturity of more than 12 months;

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•	lease rentals that appear on the balance sheet of the obligor as a liability that is not current; and

•	the higher of the par value or liquidation value of preferred stock of any of our restricted subsidiaries that is not wholly-owned by us or any our wholly-owned restricted subsidiaries;

provided that funded debt will not include indebtedness of us if the indebtedness is subordinated to the debt securities issued under the indenture.

        “Principal property” includes any real property (including buildings and other improvements) of ours or any of our restricted subsidiaries, owned at or acquired after December 31, 1996 (other than any pollution control facility, cogeneration facility or small power production facility acquired after the date of the indenture), which:

•	has a book value in excess of 5% of shareowners' equity; and

•	in the opinion of our Board of Directors is of material importance to the total business conducted by us and our restricted subsidiaries as a whole.

        “Restricted subsidiary” means any of our subsidiaries that is not an unrestricted subsidiary. “Unrestricted subsidiary” means any of our subsidiaries that we designate as an unrestricted subsidiary. We may from time to time designate any restricted subsidiary as an unrestricted subsidiary and any unrestricted subsidiary as a restricted subsidiary; provided that

•	we may not designate a subsidiary as an unrestricted subsidiary unless at the time of the designation the subsidiary does not own, directly or indirectly, any capital stock of any restricted subsidiary or any funded debt or secured debt of ours or any of our restricted subsidiaries; and

•	we may not designate a subsidiary as restricted or unrestricted unless, immediately after the designation, no default or event of default shall exist.

Unrestricted subsidiaries are not restricted by the various provisions of the indenture applicable to restricted subsidiaries, and the debt of unrestricted subsidiaries will not be consolidated with that of the Company and its Restricted Subsidiaries in calculating consolidated funded debt under the indenture.

        “Sale and lease-back transaction” means, subject to certain exceptions, sales or transfers of any principal property owned by us or any of our restricted subsidiaries which has been in full operation for more than 180 days prior to the sale or transfer, where we or our restricted subsidiaries have the intention of leasing back the property for more than 36 months but discontinuing the use of the property on or before the expiration of the term of the lease.

        “Secured debt” means indebtedness for money borrowed (other than indebtedness among us and our restricted subsidiaries), which is secured by a mortgage or other lien on any principal property of ours or any of our restricted subsidiaries or a pledge, lien or other security interest on the stock or indebtedness of any of our restricted subsidiaries.

        “Shareowners’ equity” means, at any date of computation, the aggregate of capital stock, capital surplus and earned surplus, after deducting the cost of shares of our capital stock held in treasury, of ours and our restricted subsidiaries, as consolidated and determined in accordance with generally accepted accounting principles.

Defeasance and Covenant Defeasance

        The applicable prospectus supplement will state if any defeasance provisions apply to any series of debt securities offered by this prospectus.

Defeasance.

        If the defeasance provision applies to a series of the debt securities, we will be discharged from any and all obligations (other than those described below) in respect of the debt securities of the series upon irrevocable deposit with the trustee, in trust, of money or U.S. government securities or a combination of money and U.S. government securities that provide money in an amount sufficient to pay and discharge:

•	the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest, if any, on the series of debt securities on the stated maturity of the principal or installment of principal or interest, if any; and

•	any mandatory sinking fund payments or analogous payments applicable to debt securities of that series on the day on which the payments are due and payable in accordance with the terms of the indenture and the debt securities of that series.

We will, however, not be discharged from obligations in respect of the debt securities to:

•	register the transfer and exchange of the debt securities;

•	replace mutilated, destroyed, lost or stolen debt securities;

•	compensate, reimburse and indemnify the trustee;

•	maintain an office or agency with respect to the debt securities; and

•	hold moneys for payment in trust.

        The trust described above may be established only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. The opinion must refer to or be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of any deposit and discharge, the holders of the debt securities would then be entitled to look only to the trust fund for payment of principal of (and premium, if any) and interest, if any, on the debt securities.

Covenant Defeasance.

        If the covenant defeasance provision applies to a series of the debt securities, we may omit to comply with certain covenants, including those described under “—Covenants—Limitations on Liens” and “—Covenants—Limitations on Sale and Lease-Back” above, upon irrevocable deposit with the trustee, in trust, of money or U.S. government securities or a combination of money and U.S. government securities that provide money in an amount sufficient to pay and discharge:

•	the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest, if any, on the series of debt securities on the stated maturity of the principal or installment of principal or interest, if any; and

•	any mandatory sinking fund payments or analogous payments applicable to debt securities of that series on the day on which the payments are due and payable in accordance with the terms of the indenture and the debt securities of that series.

        Thereafter, any noncompliance with the covenants described above will not be deemed to be an event of default under the indenture and the debt securities of that series, and our obligations under the indenture and the debt securities of that series (other than with respect to the covenants referred to above) will remain in full force and effect.

        The trust described above may be established only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and defeasance of the obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred.

Modification of Indenture and Waiver of Certain Covenants

        Without the consent of the holders of the debt securities of each series affected, we and the trustee may execute a supplemental indenture for limited purposes, including adding to our covenants or events of default, curing ambiguities, appointing a successor trustee and other changes that do not adversely affect the rights of a holder of debt securities.

        With the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we and the trustee may also execute a supplemental indenture to change the indenture or modify the rights of the holders of debt securities of any series, but, without the consent of the holder of each outstanding debt security affected, a supplemental indenture may not, among other things:

•	change the maturity of principal or interest, if any, on any debt security;

•	reduce the principal amount of or the rate of interest, if any, on any debt security or any premium payable on redemption; or

•	reduce the percentage of holders of debt securities of that series whose consent is required to authorize any supplemental indenture.

        The holders of a majority in principal amount of outstanding debt securities of any series may waive our compliance with certain covenants in the indenture with respect to debt securities of that series.

        The indenture provides that in determining whether the holders of the required principal amount of outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security deemed outstanding will be the amount of the principal due and payable upon acceleration of the maturity of the security;

•	the principal amount of any indexed security deemed outstanding will be the principal face amount of the indexed security at original issuance unless otherwise provided by the indenture;

•	the principal amount of a security denominated in one or more foreign currencies will be deemed to be the U.S. dollar equivalent; and

•	securities owned by us or any other obligor upon the securities or any affiliate of ours or of the obligor will be disregarded and deemed not to be outstanding.

        Together with the trustee, we also may, when authorized by our Board of Directors, modify the indenture without the consent of the holders for limited purposes, including, but not limited to, adding to our covenants or events of default, and curing ambiguities.

Defaults and Certain Rights on Default

        An event of default with respect to any series of debt securities is defined as being any of the following events and any other events that are established for the debt securities of the series:

•	default for 30 days in payment of any interest on the debt securities of the series;

•	default in payment of principal of and premium, if any, on the debt securities of the series at maturity;

•	default for 5 days in payment of any sinking fund payment with respect to debt securities of the series;

•	default for 90 days after notice in performance of any other covenant in the indenture; or

•	certain events of bankruptcy, insolvency, receivership or reorganization relating to us.

        An event of default with respect to debt securities of a particular series does not necessarily constitute an event of default with respect to any other series. We are required to deliver to the trustee annually a written statement as to the fulfillment of our obligations under the indenture. If an event of default occurs and is continuing with respect to any series of debt securities, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of the series may declare the principal of all the debt securities of the series to be due and payable. The holders of a majority in principal amount of outstanding debt securities of the series may, under certain circumstances, rescind that declaration.

        Subject to the provisions of the indenture relating to the duties of the trustee if an event of default occurs and is continuing, the trustee is under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless those holders of debt securities offer to the trustee reasonable security or indemnity.

        Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of the series.

        The holders of a majority in principal amount of outstanding debt securities of any series may, in certain cases, waive any past default with respect to debt securities of the series except a default in payment of principal of, or premium, if any, or interest on any of the debt securities of the series.

Governing Law

        New York law governs the indenture and the debt securities.

Concerning the Trustee

        In the ordinary course of business, we and our affiliates maintain various commercial, banking and service relationships with The Bank of New York Trust Company, N.A., the trustee under the indenture, and its affiliates. In particular, affiliates of the trustee act as a lender under our credit facility, serve as our transfer agent and act as a trustee under, and provide investment management and other services in connection with, certain of our employee benefit and shareowner plans.

PLAN OF DISTRIBUTION

        We may sell the debt securities offered by this prospectus (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers or agents and their compensation in a prospectus supplement.

VALIDITY OF DEBT SECURITIES

        The validity of the debt securities offered by this prospectus has been passed on for us by Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, and if the debt securities are being distributed in an underwritten offering, the validity of the debt securities will be passed on for the underwriters by their own counsel, who will be named in the prospectus supplement.

EXPERTS

        The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 2007, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard No. 123R, Share Based Payments, FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations and Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – An Amendment of FASB Statements N. 87, 88, 106 and 132R), which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by the Registrant in connection with the distribution of debt securities registered under this Registration Statement.

SEC registration fee	$	*
Accounting fees and expenses		20,000
Trustee's fees and expenses (including counsel fees)		20,000
Legal fees and expenses		250,000
Printing and engraving fees		50,000
Rating agency fees		660,000

Total		$1,000,000

* Excluded because the SEC registration fee is being deferred pursuant to Rule 456.

Item 15.     Indemnification of Directors and Officers.

        The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors to a corporation or its shareholders for breach of their fiduciary duty of care, and also provides for indemnification of directors, officers, employees and agents, subject to limitations.

        The last paragraph of Article Seventh of the Registrant’s Restated Certificate of Incorporation eliminates monetary liability of directors to the Registrant and its shareowners for breach of fiduciary duty as directors to the extent permitted by Delaware law.

        Section 13 of Article III of the By-Laws of the Registrant and the appendix thereto entitled Procedures for Submission and Determination of Claims for Indemnification Pursuant to Article III, Section 13 of the By-Laws provide, in substance, for the indemnification of directors, officers, employees and agents of the Registrant to the extent permitted by Delaware law.

        The Registrant’s directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

        In addition, the Registrant and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the Registrant or such persons may be required to make in respect thereof.

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Item 16.     Exhibits.

1	—	Form of Proposed Underwriting Agreement*
4-a	—	Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, is hereby incorporated by reference.
4-b	—	By-Laws of the Registrant, as amended November 3, 2004, filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated November 4, 2004, are hereby incorporated by reference.
4-c	—	Indenture dated as of December 1, 1996 between the Company and The Bank of New York Trust Company, N.A. (successor in interest to JPMorgan Chase Bank, N.A., successor to JPMorgan Chase Bank, successor to The Chase Manhattan Bank, successor to Mellon Bank, N.A.), as Trustee, including table of contents and cross-reference sheet to Trust Indenture Act of 1939, filed as Exhibit 4-a to the Registrant's Registration Statement on Form S-3 (Registration Statement No. 333-43071), are hereby incorporated by reference.

5	—	Opinion of Chadbourne & Parke LLP.
12	—	Computation of Ratio of Earnings to Fixed Charges for the Five Years Ended September 30, 2007, filed as Exhibit 12 to the Registrant's Annual Report on Form 10-K for the year ended September 30, 2007, is hereby incorporated by reference.

23-a	—	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.
23-b	—	Consent of Chadbourne & Parke LLP, contained in their opinion filed as Exhibit 5 to this Registration Statement.
24	—	Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Registrant.
25	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A. (successor in interest to JPMorgan Chase Bank, N.A., successor to JPMorgan Chase Bank, successor to The Chase Manhattan Bank, successor to Mellon Bank, N.A.), the Trustee under the Indenture.

* To be filed by amendment or as an exhibit to a document incorporated herein by reference.

Item 17.     Undertakings.

        (a)     The undersigned Registrant hereby undertakes:

                 (1)       to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

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        (ii)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

        (iii)    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

                 (2)       that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3)       to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                 (4)       that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                   (A)    each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

                   (B)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a

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purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

                 (5)       that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

        (iii)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on November 28, 2007.

ROCKWELL AUTOMATION, INC.
By	/s/ Douglas M. Hagerman

(Douglas M. Hagerman, Senior Vice President, General Counsel and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 28, 2007:

Signature	Title
Keith D. Nosbusch*	Chairman of the Board, President and Chief Executive Officer (principal executive officer) and Director
Betty C. Alewine* Verne G. Istock* Barry C. Johnson* William T. McCormick, Jr.* Bruce M. Rockwell* David B. Speer* Joseph F. Toot, Jr.* Kenneth F. Yontz*	Director Director Director Director Director Director Director Director
Theodore D. Crandall*	Senior Vice President and Chief Financial Officer (principal financial officer)
David M. Dorgan*	Vice President and Controller (principal accounting officer)

* By	/s/ Douglas M. Hagerman

(Douglas M. Hagerman, Attorney-in-fact)**

** By authority of the powers of attorney filed herewith. II-5 Exhibit Index

Exhibit No.	Exhibit
5	Opinion of Chadbourne & Parke LLP.
23-a	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.
23-b	Consent of Chadbourne & Parke LLP, contained in their opinion filed as Exhibit 5 to this Registration Statement.
24	Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Registrant.
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A. (successor in interest to JPMorgan Chase Bank, N.A., successor to JPMorgan Chase Bank, successor to The Chase Manhattan Bank, successor to Mellon Bank, N.A.), the Trustee under the Indenture.